Exhibit 99.1

News Release

Uranium Resources Commences Exploration Drilling in South Texas

•                  Initial exploration drilling begins at Butler Ranch Project to be followed by a major drilling program at the Alta Mesa Este Project.

•                  The planned exploration investment is part of an expected $9 million Company cash expenditure for 2015, which is significantly lower than the cash expended in 2014 and almost half of the cash expenditure in 2012.

Centennial, CO — February 24, 2015 — Uranium Resources, Inc. (NASDAQ: URRE) has commenced exploration drilling at its Butler Ranch Project and is expected to conduct drilling at its Alta Mesa Project by the end of the first quarter of 2015. The Company expects to invest $0.8 million on exploration drilling at the Butler Ranch and Alta Mesa Este projects in South Texas in 2015.

These two projects were part of a non-cash, strategic land exchange completed in November 2014 that augmented the Company’s project development pipeline. All five projects acquired through the land exchange are located near the Company’s temporarily idled processing facilities at Kingsville Dome and Rosita in South Texas.

Christopher M. Jones, President and Chief Executive Officer, said, “We are excited to incorporate a substantial exploration drilling program on two of our five new South Texas projects in 2015. The Butler Ranch and Alta Mesa Este projects as well as the Sejita Dome Project are high quality, mid-term in-situ recovery (ISR) projects within the highly prospective South Texas uranium province. While initiating this important South Texas exploration program, we have also been able to further reduce the Company’s cash spend rate to an estimated $9 million for 2015.”

Butler Ranch Phase One Drilling

The 2,592-acre Butler Ranch Project is located in the prolific Karnes County mining district, and is 75 miles north-northeast of the Company’s Rosita processing facility. Historic open pit mining of uranium deposits (situated above the water table and not amenable to in-situ recovery methods) occurred in the area from the 1950s through the 1970s by Conoco, Susquehanna-Western, Pioneer Nuclear and Chevron.

The initial Butler Ranch drilling program, which is comprised of between 4 and 6 holes (up to a total of 2,100 feet) is designed to test for uranium mineralization beneath the water table, which would be suitable for in-situ recovery methods. Drilling is planned to evaluate the southwesterly projection of uranium mineralization within the Jackson Group sandstones, which is the host structure of several known uranium deposits in the area.

Upon completion of rotary drilling at the Butler Ranch Project, the drill rig will be moved to the Alta Mesa Este property for a major 40-hole exploration drilling program there.

Alta Mesa Este Phase One Drilling

The 2,841-acre Alta Mesa Este Project is located about 56 miles southwest of the Company’s Kingsville Dome processing facility, and is a short distance northeast of Mesteña Uranium’s Alta Mesa processing plant and well fields. The Alta Mesa Este phase one drilling program is designed to test for the presence of roll-front uranium mineralization in the Goliad Formation, which is the host rock for the nearby Alta Mesa mine.

Drilling of up to 24,000 feet in approximately 40 holes is planned along a 1.5 mile east-west trending target zone, which was previously drilled by Chevron Resources in the early 1980s. The drill holes at Alta Mesa Este will range from 450 to 600 feet in depth. The Company expects to advance the Alta Mesa Este Project with aggressive drilling to target development of preliminary ISR production within three to five years.

2015 Cash Expenditure

The $0.8 million exploration investment is part of an expected $9 million cash budget for cash general and administrative and mineral property expenditures for 2015. The expected 2015 cash expenditure is 23% lower than the $11.6 million (unaudited) in expenditures in 2014 and is almost half of the cash spent of $16.8 million(1) in 2012. During the third quarter of 2014, the Company achieved its goal of reducing its cash burn rate to under $1.0 million per month and has further tightened its expected expenditures in 2015 while funding an exploration program.

The Company’s cash and cash equivalents totaled $5.6 million at the end of 2014.  The Company expects to report its fourth quarter and full year 2014 results on March 19, 2015.

Footnote:

(1)         Reflecting restated financial statements for 2012.

About Uranium Resources

Uranium Resources, Inc. was incorporated in 1977 to explore, develop and recover uranium. Uranium Resources has two licensed and currently idled processing facilities and approximately 17,000 acres of prospective in situ recovery (ISR) projects in Texas. In New Mexico, the Company holds a federal Nuclear Regulatory Commission license to recover up to three million pounds of uranium per year using the ISR process at certain properties and controls minerals rights encompassing approximately 195,000 acres in the prolific Grants Mineral Belt in New Mexico, which holds one of the largest known concentrations of sandstone-hosted uranium deposits in the world. The Company acquired these properties along with an extensive uranium information database of historic drill hole logs, assay certificates, maps and technical reports for the Western United States.

Cautionary Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” and other similar words. All statements addressing operating performance, events or developments that the Company expects or anticipates will occur in the future, including but not limited to statements relating to (i) the timing and start of exploration, including drilling, at the Company’s properties, (ii) extensions of uranium mineralization, (iii) the timing or occurrence of production at the Company’s properties and (iv) the 2015 exploration investment and cash burn rate are forward-looking statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include, but are not limited to, (a) further reduction of the cash burn rate in 2015; (b) the Company’s ability to raise additional capital in the future; (c) spot price and long-term contract price of uranium; (d) the Company’s ability to reach agreements with current royalty holders; (e) operating conditions at the Company’s projects; (f) government and tribal regulation of the uranium industry and the nuclear power industry; (g) world-wide uranium supply and demand; (h) maintaining sufficient financial assurance in the form of sufficiently collateralized surety instruments; (h) unanticipated geological, processing, regulatory and legal or other problems the Company may encounter; and other factors which are more fully described in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this news release.

Qualified Person

Dean T. “Ted” Wilton, CPG-7659, Chief Geologist and Vice President of Uranium Resources, is a Qualified Person under Canada National Instrument 43-101. Mr. Wilton supervised the preparation of the scientific and technical information regarding the projects in this news release.

Contact:

Wendy Yang, Investor Relations

(303) 531-0478

info@uraniumresources.com

Learn more about the Company and its Texas Projects at

www.uraniumresources.com

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Appendix One: South Texas Properties Location Map

San Antonio
Karnes County District
Butler Ranch 2,592 Acres
Jack Pump 543 Acres
Nell 313 Acres
Ray Point District
South Texas Uranium Province
Clay West District
Rosita Processing Facility
Corpus Christi
Sejita Dome 2,176 Acres
Kingsville Dome Processing Facility
South Duval County Mineral Belt
Alta Mesa Este 2,641 Acres
N
0
20
Miles
Competitor Projects
Former Mines